Exhibit 99.1

iCAD REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

Recent Equity Offering Strengthens Balance Sheet and Increases Operating Flexibility with focus on Brain Cancer Initiatives

Conference Call Today at 4:30 p.m. ET

NASHUA, N.H. – MAY 11, 2020 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the first quarter ended March 31, 2020.

Recent Highlights:

•

Entered into a new credit facility and ended Q1 2020 with $14.3 million in cash followed by an equity offering with gross proceeds of $12.5 million in April 2020, strengthening balance sheet and increasing operational flexibility.

•	Equity offering enables post market clinical studies to expand the use of Xoft IORT for the treatment of brain cancers.

•	New Detection initiative positions Profound AI technology to assess risk and prioritize growing backlog of mammography screening.

•	Provider evaluation of IORT emerging in response to changing guidelines that recommend shorter course treatments.

“In the face of the significant challenges posed by the ongoing COVID-19 global health pandemic, the iCAD team continues to find innovative solutions to support customer needs,” said Michael Klein, Chairman and Chief Executive Officer of iCAD, Inc. “As previously communicated, we are experiencing a disruption in ordering patterns due to circumstances associated with COVID-19, which is impacting shipping, logistics, service, installation, and training. However, importantly, we believe that fundamental demand for both our Detection and Therapy offerings has not diminished. In fact, we are seeing an increased appreciation of the need for AI-enabled imaging and 10-minute on demand radiation therapy, delivered simultaneously with surgical procedures. With a backlog of patients overdue for regular mammography screening exams, the need to appropriately schedule and prioritize patient care further highlights the value proposition for ProFound AI. With ProFound AI, radiologists will have the ability to review prior year mammograms and prioritize which patients should not delay breast cancer screening.”

“In addition, in April, we closed an equity offering with gross proceeds of $12.5 million”, continued Mr. Klein. “The proceeds from this offering will be dedicated in part to conducting post market studies for our Xoft IORT for glioblastoma and other brain cancers, as well as evaluating our commercial launch strategy. This follows the first use of Xoft IORT to treat brain cancer in the US in February, as well as the release last fall of data from a study conducted at the European Medical Center in Moscow.”

“Due to the current market dynamics, we have reprioritized certain initiatives and redeployed resources to focus on and leverage near-term objectives and trends. We are moving to an efficient commercialization and product development infrastructure that allows us to reduce costs, while continuing a precise and focused approach towards the shifting market dynamics. While these are unprecedented times, we strongly believe that iCAD’s business and world-class technology are well-positioned to thrive for years to come,” concluded Mr. Klein.

First Quarter 2020 Financial Results

Revenue: Total Detection and Therapy revenue for the first quarter of 2020 was $6.6 million, a decrease of $0.2 million, or 3%, compared to the first quarter of 2019, reflecting a 1% decrease in product revenue, and a 7% decrease in service and supplies revenue.

In $000’s
	Three months ended March 31,
	2020	2019	$ Change	% Change
Product revenue	$3,795	$3,822	$(27)	(1)%
Service and supplies revenue	2,756	2,951	(195)	(7)%

Total Revenue	$6,551	$6,773	$(222)	(3)%

Cancer Detection revenue for the first quarter 2020, which includes the Company’s mammography, breast density, and the associated service and supplies revenue, increased by approximately $0.3 million, or 7%, as compared to the first quarter of 2019, driven by growth in both direct and OEM revenues with sales primarily in the Company’s 3D imaging and Density products. Therapy revenue for the first quarter of 2020, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, decreased by $0.5 million, or 20%, as compared to the first quarter of 2019.

In $000’s
	Three months ended March 31,
	2020	2019	$ Change	% Change
Detection revenue
Product revenue	$3,100	$2,790	$310	11%
Service and supplies revenue	1,376	1,378	(2)	(0)%

Detection Revenue	$4,476	$4,168	$308	7%

Therapy revenue
Product revenue	$695	$1,032	$(337)	(33)%
Service and supplies revenue	1,380	1,573	(193)	(12)%

Therapy Revenue	$2,075	$2,605	$(530)	(20)%

Total Revenue	$6,551	$6,773	$(222)	(3)%

Gross Profit: Gross profit for the first quarter of 2020 was $4.5 million, or 69% of revenue, as compared to $5.3 million, or 78% of revenue, in the first quarter of 2019.

Operating Expenses: Total operating expenses for the first quarter of 2020 were $8.4 million, a $2.1 million, or 33%, increase from $6.3 million in the first quarter of 2019. The increase was driven by increased marketing and sales expenses in support of the Company’s commercialization efforts to drive adoption of Profound AI, as well as an increase in general & administrative expenses during 2019 which remained in the first quarter of 2020.

GAAP Net Loss: Net loss for the first quarter of 2020 was ($11.8) million, or ($0.59) per diluted share, compared with a net loss of ($3.7) million, or ($0.22) per diluted share, for the first quarter of 2019.

Non-GAAP Adjusted Net loss: Non-GAAP adjusted net loss, a non-GAAP financial measure as defined below, for the first quarter of 2020 was ($3.9) million, or ($0.20) per diluted share, as compared to a Non-GAAP adjusted net loss of ($1.1) million, or ($0.07) per diluted share, for the first quarter of 2019. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended March 31, 2020 and 2019, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP adjusted EBITDA, a non-GAAP financial measure as defined below, for the first quarter of 2020, was a loss of ($3.1) million, a $2.5 million increase compared to the first quarter 2019 non-GAAP adjusted EBITDA loss of ($0.6) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended March 31, 2020 and 2019, respectively.

Cash and Cash Equivalents: As of March 31, 2020, the Company had cash and cash equivalents of $14.3 million, compared to cash and cash equivalents of $15.3 million at December 31, 2019. Subsequent to the close of the quarter, in April 2020, iCAD closed a registered direct offering for gross proceeds of approximately $12.5 million.

Conference Call

Monday, May 11, at 4:30 pm ET

Domestic:	888-394-8218
International:	323-794-2588
Conference ID:	6904669
Webcast:	http://public.viavid.com/index.php?id=139680

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited, to the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a Global Pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Relations:

Jeremy Feffer, LifeSci Advisors

+ 1-212-915-2568

jeremy@lifesciadvisors.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March	December
Assets	2020	2019
Current assets:
Cash and cash equivalents	$14,256	$15,313
Trade accounts receivable, net of allowance for doubtful accounts of $255 in 2020 and $136 in 2019	7,090	9,819
Inventory, net	2,462	2,611
Prepaid expenses and other current assets	1,497	1,453

Total current assets	25,305	29,196

Property and equipment, net of accumulated depreciation of $6,580 in 2020 and $6,510 in 2019	636	551
Operating lease assets	2,322	2,406
Other assets	93	50
Intangible assets, net of accumulated amortization of $8,263 in 2020 and $8,186 in 2019	1,107	1,183
Goodwill	8,362	8,362

Total assets	$37,825	$41,748

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,674	$1,990
Accrued and other expenses	6,100	6,590
Notes payable—current portion	—	4,250
Lease payable—current portion	809	758
Deferred revenue	5,259	5,248

Total current liabilities	13,842	18,836

Notes payable, long-term portion	6,957	2,003
Convertible debentures payable to non-related parties, at fair value	—	12,409
Convertible debentures payable to related parties, at fair value	—	1,233
Lease payable—long-term portion	1,707	1,837
Deferred revenue, long-term portion	232	356
Deferred tax	4	3

Total Liabilities	22,742	36,677

Stockholders' Equity:
Preferred stock, $ .01 par value: authorized 1,000,000 shares; none issued	—	—
Common stock, $ .01 par value: authorized 30,000,000 shares; issued 21,425,916 in 2020 and 19,546,151 in 2019 outstanding 21,240,085 in 2020 and 19,360,320 in 2019.	215	196
Additional paid-in capital	252,419	230,615
Accumulated deficit	(236,136)	(224,325)
Treasury stock at cost, 185,831 shares in 2020 and 2019	(1,415)	(1,415)

Total Stockholders' Equity	15,083	5,071

Total Liabilities and Stockholders' Equity	$37,825	$41,748

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Products	$3,795	$3,822
Service and supplies	2,756	2,951

Total revenue	6,551	6,773
Cost of revenue:
Products	1,017	680
Service and supplies	927	717
Amortization and depreciation	97	94

Total cost of revenue	2,041	1,491

Gross profit	4,510	5,282

Operating expenses:
Engineering and product development	2,211	2,127
Marketing and sales	3,608	2,573
General and administrative	2,532	1,546
Amortization and depreciation	52	70

Total operating expenses	8,403	6,316

Loss from operations	(3,893)	(1,034)
Interest expense	(130)	(209)
Loss on fair value of convertible debentures	(7,464)	(2,525)
Loss on extinguishment of debt	(341)	—
Other income	42	59

Other expense, net	(7,893)	(2,675)
Loss before income tax expense	(11,786)	(3,709)

Tax expense	(26)	(8)

Net loss and comprehensive loss	$(11,812)	$(3,717)

Net loss per share:
Basic	$(0.59)	$(0.22)

Diluted	$(0.59)	$(0.22)

Weighted average number of shares used in computing loss per share:
Basic	20,175	17,200

Diluted	20,175	17,200

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the three months ended March 31,
	2020	2019
Cash flow from operating activities:
Net loss	$(11,812)	$(3,717)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	78	95
Depreciation	70	69
Bad debt provision	119	—
Stock-based compensation expense	464	212
Amortization of debt discount and debt costs	40	39
Change in fair value of convertible debentures	7,464	2,525
Deferred tax	1	—
Loss on extinguishment of debt	341	—
Changes in operating assets and liabilities
Accounts receivable	2,610	(984)
Inventory	149	(403)
Prepaid and other current assets	(72)	(347)
Accounts payable	(316)	330
Accrued expenses	(439)	414
Deferred revenue	(113)	(46)

Total adjustments	10,396	1,904

Net cash used for operating activities	(1,416)	(1,813)

Cash flow from investing activities:
Additions to patents, technology and other	(1)	(1)
Additions to property and equipment	(155)	(28)

Net cash (used for) provided by investing activities	(156)	(29)

Cash flow from financing activities:
Stock option exercises	196	1,175
Principal payments of capital lease obligations	—	(3)
Principal repayment of debt financing	(4,638)	(200)
Repayment line of credit	(2,000)	—
Proceeds from debt financing	7,000	—
Debt issuance costs	(43)	—

Net cash provided by (used for) financing activities	515	972

Increase in cash and equivalents	(1,057)	(870)
Cash and equivalents, beginning of period	15,313	12,185

Cash and equivalents, end of period	$14,256	$11,315

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

•

Severance relates to costs incurred due to the termination of certain employees. The Company provides compensation to certain employees as an accommodation upon termination of employment without cause.

Management believes that excluding severance costs from operating results provides investors with a better means for measuring current Company performance.
•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Acquisition related: relates to professional service fees associated with acquisitions. The Company does not consider these acquisition-related costs to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company's "Non-GAAP Adjusted EBITDA"

(Unaudited)

(In thousands except for per share data)

	Three Months Ended March 31,
	2020	2019
GAAP Net Loss	$(11,812)	$(3,717)
Interest Expense	130	209
Other income	(42)	(59)
Stock Compensation	464	212
Depreciation	71	69
Amortization	78	95
Tax expense	26	8
Loss on extinguishment of debt	341	—
Loss of fair value of convertible debentures	7,464	2,525
Litigation related	145	72

Non-GAAP Adjusted EBITDA	$(3,135)	$(586)

	Three Months Ended March 31,
	2020	2019
GAAP Net Loss	$(11,812)	$(3,717)
Adjustments to Net Loss:
Loss from extinguishment of debt	341	—
Litigation related	145	72
Loss of fair value of convertible debentures	7,464	2,525

Non-GAAP Adjusted Net Loss	$(3,862)	$(1,120)

Net Loss per share
GAAP Net Loss per share	$(0.59)	$(0.22)
Adjustments to Net Loss (as detailed above)	0.39	0.15

Non-GAAP Adjusted Net Loss per share	$(0.20)	$(0.07)